Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
09/23/03
Mutli Style Equity
GUB9
Strong Capital Management
G1150G111
Accenture Ltd
Goldman Sachs and Merrill
Lynch	Morgan Stanley; J.P.
Morgan Securities Inc.; Credit
Suisse First Boston LLC; UBS
Securities LLC; Banc of America
Securities LLC; Citigroup Global
Markets Inc.; Deutsche Bank
Securities Inc.; Merrill Lynch,
Pierce, Fenner & Smith Inc.;
Goldman, Sachs & Co.; SG Cowen
Securities Corp.; Wachovia
Captial Markets, LLC; Lehman
Brothers Inc.; Needham & Co.,
Inc.; Sound View Technology
Corp.; Bear, Stearns & Co, Inc.;
ABN AMRO Rothschild LLC;
Cazenove & Co. Ltd; Robert W.
Barid & Co. Inc.; Legg Mason
Wood Walker, Inc.; Scotia
Capital (USA) Inc.; Pacific
Growth Equities, LLC; M.R. Beal
& Co.; Chatsworth Securities
LLC; A.G. Edwards & Sons, Inc.;
Edward D. Jones & Co., L.P.;
Punk, Ziegel & Co., L.P.;
Thomas Weisel Partners LLC
Robert W. Baird & Co.
$63,000
$1,722,000,000
21
22.25
1050